SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         ------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) August 24, 2004

                                 DAG MEDIA, INC.
             (Exact name of Registrant as specified in its charter)

           New York                      000-25991             13-3474831
(State or other jurisdiction of        (Commission            (IRS Employer
        incorporation)                 File Number)         Identification No.)

                  125-10 Queens Boulevard Kew Gardens, NY 11415
               (Address of principal executive office) (Zip Code)

        Registrant's telephone number, including area code (718) 261-2799

                                       N/A
          (Former name or former address, if changed since last report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

            On August 24, 2004 (the "Closing Date"), the Registrant completed the sale of Blackbook Photography Inc., a wholly-owned subsidiary of the Registrant to Modern Holdings Incorporated, a Delaware corporation, for $2.25 million. Under the Stock Sale Agreement $2.125 million was paid in cash at the closing and the $125,000 will be held in escrow for the next twelve months pending the satisfaction of certain open matters.

      The Stock Sale Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.01. Completion of Acquisition or Disposition of Assets.

            The disclosure required under this item has been provided in response to Item 1.01 to this Current Report.

Item 9.01. Financial Statements and Exhibits

            (a)   Financial Statements of Businesses Acquired.

                  Not applicable.

            (b)   Pro Forma Financial Information

                  Not applicable.

            (c)   Exhibits:

         Exhibit
         Number                              Description
         ------                              -----------

         10.1 Stock Purchase Agreement between the DAG Media, Inc. and Modern Holdings Incorporated, dated August 24, 2004.

         99.1           Press Release issued August 25, 2004.


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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   DAG MEDIA, INC.


                                               By: /s/ Yael Shimor-Golan
                                                   -----------------------------
                                                   Yael Shimor-Golan
                                                   Chief Financial Officer

Dated: August 30, 2004


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